Exhibit 99.1

REDWOOD MORTGAGE CORP.

BALANCE SHEET

December 31, 2021

177 Bovet Rd, Suite 520

San Mateo, CA 94401

Phone 650-365-5341 Fax 650-364-3978

CONTENTS

Page No.

Independent Auditor’s Report	1 - 2
Balance Sheet	3
Notes to the Balance Sheet	4 - 13

INDEPENDENT AUDITOR’S REPORT

Board of Directors

Redwood Mortgage Corp.

San Mateo, California

Opinion

We have audited the balance sheet of Redwood Mortgage Corp. (the Company) as of December 31, 2021, and the related notes to the financial statement.

In our opinion, the accompanying financial statement presents fairly, in all material respects, the financial position of the Company as of December 31, 2021, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statement section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statement that is free from material misstatement, whether due to fraud or error.

In preparing the financial statement, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statement is issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the financial statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statement.

In performing an audit in accordance with GAAS, we:

•
Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statement.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO USA, LLP

San Francisco, California

October 25, 2022

REDWOOD MORTGAGE CORP.

BALANCE SHEET

December 31, 2021

2021
Assets

Cash, in banks	$1,126,966
Receivable, related mortgage funds	243,530
Prepaid, deposit and other receivables	321,764
Advances for RMI X	28,000
Real estate investment at cost, net	942,134
Investments in related mortgage fund	80,629
Mortgage servicing rights, at fair value	623,700
Brokerage rights, mortgage loans, net	4,498,469
Notes receivable, related parties	413,339
Office facilities, operating lease right-of-use asset	622,955
Office equipment, net	63,580
Total assets	$8,965,066

Liabities and Stockholdders’ Equity
Liabilities
Accounts payable	$19,632
Payable, related mortgage funds	116,282
Accrued payroll and accrued liabilities, other	229,080
Deferred income taxes, net	95,411
Office facilities, operating lease liability	679,114
Mortgage note	1,550,000
Loans (formation), related mortgage funds, net	5,906,292
Total liabilities	8,595,811

Stockholders’ equity
Common stock	4,000
Additional paid-in capital	550,152
Accumulated deficit	(184,897)
Total stockholders’ equity	369,255
Total liabilities and stockholders’ equity	$8,965,066

The accompanying notes are an integral part of this financial statement.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2021

NOTE 1 – ORGANIZATIONAL AND GENERAL

Redwood Mortgage Corp. (RMC or the company) is owned by Michael R. Burwell (Burwell) and trusts of which Burwell is the principal beneficiary. RMC’s articles of incorporation authorized 100,000 shares of common stock of which 1,000 shares are issued and outstanding with a stated value of $4,000.

RMC, as a real estate broker licensed with the State of California, originates, arranges and services loans secured by California real estate with various maturities for related mortgage funds that were organized by RMC for the purpose of acquiring and investing in mortgage loans secured by California real estate. As a result of provisions in the agreements with the related mortgage funds, RMC has exclusive rights to act as the loan broker in arranging mortgage loans and to act as servicing agent for all mortgages owned by the related mortgage funds.

RMC is solely responsible for managing the business and affairs of the related mortgage funds, subject to the voting rights of the limited partners or members on specified matters. The manager acting alone has the power and authority to act for and bind the funds. RMC provides the personnel and services necessary for the funds’ business as the funds have no employees of its own.

RMC, as a result of provisions in the agreements with the related mortgage funds, has the exclusive rights to earn loan brokerage commissions on loans arranged for the related mortgage funds and to earn an asset management fee plus reimbursement of qualifying operating expenses for management of investment and business activities of related mortgage funds.

Assets under management by RMC in related mortgage funds as of December 31, 2021, was approximately $154,078,000 which consisted of mortgage loans of approximately $137,728,000 and real estate owned (REO) of $8,258,000, with the balance in cash and other assets. Assets under management by RMC in related mortgage funds as of December 31, 2020, was approximately $170,514,000 which consisted of mortgage loans of approximately $156,969,000 and REO of $8,805,000, with the balance in cash and other assets.

Publicly offered related mortgage funds

RMC has sponsored four publicly offered funds - Redwood Mortgage Investors IX, a Delaware Limited Liability Company (RMI IX), Redwood Mortgage Investors VIII, a California Limited Partnership (RMI VIII), Redwood Mortgage Investors VII, a California Limited Partnership (RMI VII) and Redwood Mortgage Investors VI, a California Limited Partnership (RMI VI).

	Registration Effective	Registration Expired/Ended	Amount Offered	Amount Sold	Fund Status
RMI IX	October 2009	April 2019	$140,000,000	$91,687,000	Ongoing
RMI VIII	February 1993	November 2008	300,000,000	299,813,000	Ongoing
RMI VII	October 1989	September 1992	12,000,000	11,998,000	Dissolved (2016)
RMI VI	September 1987	September 1989	12,000,000	9,773,000	Dissolved (2016)

RMC’s board of directors serves as the audit committee for RMI IX and RMI VIII.

RMI IX - RMC is the managing member of RMI IX. The rights, duties and powers of the members and the manager of RMI IX are governed by Second Amended and Restated Limited Liability Operating Agreement of Redwood Mortgage Investors IX, LLC a Delaware Limited Liability Company (RMI IX Operating Agreement), the Delaware Limited Liability Company Act and the California Revised Uniform Limited Liability Company Act. RMC’s board of directors approved the adoption of an amendment to the Operating Agreement on dated on March 11, 2022, extending the stated company term to December 31, 2038.

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RMC, as the managing member of RMI IX, is entitled to one percent of the fund’s profit and losses, which was approximately $48,000 for 2021 and 2020.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2021

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RMC’s investment in RMI IX as of December 31, 2021 and 2020, was $80,629. RMC’s investment in RMI IX for 2020 was decreased by $101,145 from amounts previously reported due to a reclassification to receivable – related mortgage funds in 2021. RMC received the cash from RMI IX in January 2022.

RMI VIII - RMC and Burwell are the general partners of RMI VIII. The rights, duties and powers of the general and limited partners of RMI VIII are governed by the Sixth Amended and Restated Limited Partnership Agreement of Redwood Mortgage Investors VIII a California Limited Partnership (Partnership Agreement), and Sections 15900 et seq. of the California Corporations Code. RMI VIII’s amount offered was comprised of six offerings. The first offering for $15,000,000 commenced in February 1993 and terminated in October 1996. The sixth and last offering for $100,000,000 commenced in August 2005 and terminated in November 2008.

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The general partners are entitled to one percent of the total profit and losses. RMC, as general partner of RMI VIII, is entitled to two-thirds of one percent of the profits and losses, which was approximately $21,000 for 2021 and $24,000 for 2020, respectively. The total general partners’ deficit in RMI VIII as of December 31, 2021 and 2020, was approximately $626,000 and $655,000, respectively.

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RMC’s limited partnership (LP) interest in the RMI VIII, LP interest purchased on May 27, 2003, is being redeemed in 2022.

RMI VII and RMI VI were deregistered in 2011 with the SEC as permitted by regulation based on the dollar amount of assets and the number of investors. Final distribution to the partners and the dissolution of the RMI VII and RMI VI partnerships was completed in 2016.

Privately offered mortgage funds

RMI X - RMC is the sponsor and managing member of Redwood Mortgage Investors X, a Delaware Limited Liability Company (RMI X), a privately offered fund that commenced the offering of membership units in the second half of 2020. RMI X has an initial offering of $50,000,000 with approximately $3,018,000 sold at December 31, 2021 ($638,000 at December 31, 2020). The rights, duties and powers of the members and the manager of RMI X are governed by the Limited Liability Operating Agreement of Redwood Mortgage Investors X, LLC a Delaware Limited Liability Company (RMI X Operating Agreement), the Delaware Limited Liability Company Act and the California Revised Uniform Limited Liability Company Act.

RMC had previously sponsored six other privately offered funds. Offerings of partnership interests in these funds commenced between 1978 and 1986, and these California limited partnerships were dissolved between 2005 and 2016.

COVID-19 and liquidity

The national, California, and local economies – and the real estate markets – continue to be impacted, often adversely, by COVID-19 and the related economic impacts. The continued spread of COVID-19, including additional waves or variants such as the Omicron variant and any other similar outbreaks in the future and the continued impact on social interaction, economies and financial markets may have significant adverse effects on (i) California real estate markets and/or (ii) a decrease in the volume of loans funded. While RMC has not incurred material disruptions to date due to COVID-19, RMC is actively monitoring the impact of COVID-19 and the related economic impacts, which may negatively impact our business, financial condition, liquidity and results of operations for subsequent periods.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2021

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying balance sheet was prepared in conformity with accounting principles generally accepted in the United States of America.

RMC is required by California regulations to utilize trust accounts through which are processed certain cash disbursements and receipts on mortgage loans of the related mortgage funds. As RMC does not have an ownership interest in these clearing accounts, the accompanying financial statements do not include the activities, nor the balance, of these accounts. The investment in related mortgage funds are accounted for using the equity method.

Management estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions about the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities, at the dates of the financial statements. Such estimates relate principally to the determination of the fair value of mortgage servicing rights and the estimated future cash flows associated with the brokerage rights. Actual results could differ significantly from these estimates.

Fair value estimates

GAAP defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date (i.e. the balance sheet date). An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets and liabilities; it is not a forced transaction. Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact and (iv) willing to transact.

Fair values of assets and liabilities are determined based on the fair value hierarchy established in GAAP. The hierarchy is comprised of three levels of inputs to be used.

- Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that RMC has the ability to access at the measurement date. An active market is a market in which transactions occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

- Level 2 inputs are inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly in active markets and quoted prices for identical assets or liabilities that are not active, and inputs other than quoted prices that are observable or inputs derived from or corroborated by market data.

- Level 3 inputs are unobservable inputs for the asset or liability. Unobservable inputs reflect RMC’s own assumptions about the assumptions market participants would use in pricing the asset or liability (including assumptions about risk). Unobservable inputs are developed based on the best information available in the circumstances and may include RMC’s own data.

RMC has no assets or liabilities recorded at fair value on a recurring basis other than the mortgage servicing rights, which are recorded at fair value using Level 3 inputs. See Note 4 for a summary of significant assumptions used to estimate fair value and the components for the changes in fair value during 2021.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2021

Cash in banks

At December 31, 2021, and regularly throughout the year, RMC cash balances in banks exceed federally insured limits of $250,000. The bank or banks in which funds are deposited are reviewed periodically for their general creditworthiness/investment grade credit rating.

Real estate investment at cost, net

Real estate investment is recorded at its acquisition cost. After acquisition, costs incurred relating to the development and improvement of the property are capitalized, whereas costs relating to operating or holding the property are expensed. Subsequent to acquisition, management periodically compares the carrying value of real estate to expected undiscounted future cash flows for the purpose of assessing the recoverability of the recorded amounts. If the carrying value exceeds future undiscounted cash flows, the assets are reduced to estimated fair value.

Depreciation on real estate investment that is operated as a rental property is computed on a straight-line basis over the estimated useful life of 39 years.

Mortgage Servicing Rights

RMC records the mortgage servicing rights (or MSRs), representing the right to service loans for its related funds at the contractual fee in the applicable partnership or operating agreement. The initial recognition and subsequent measurement of the MSR is recorded at fair value based on an analysis of discounted cash flows that incorporates assumptions that market participants use to estimate fair value including (1) market servicing costs, (2) projected prepayment rates for loans, (3) default rates, (4) discount rates, and (5) contractual servicing fee income.

The estimate of the prepayment rate is the most significant estimate involved in the measurement process, particularly as a majority of the loans held by the related mortgage funds do not provide for prepayment penalties, and is based on management’s expectations of future prepayment rates - reflecting the historical prepayment rate of RMC originated loans. Actual prepayment rates differ from management’s projections based on a variety of economic factors, including prevailing interest rates, real estate market conditions, and the availability of alternative financing sources to borrowers.

Brokerage rights, mortgage loans, net

RMC’s exclusive right to earn loan brokerage commission on loans arranged for the related mortgage funds is recorded as an asset and is referred to as brokerage rights, mortgage loans. The initial carrying values of the brokerage rights are the total of the amounts RMC pays for commissions and fees to broker-dealers on sales of limited partner or member interests in the related mortgage funds (for RMI IX and RMI VIII), plus unreimbursed organization and offering expenses (O & O expenses), if any, from any completed offering of units of member interests (for RMI IX).

RMC estimates the expected remaining economic life of the limited partners’ capital and members’ capital annually to determine the amortization period and the method of amortization of its brokerage rights, mortgage loans. At December 31, 2021, the remaining expected economic life (or term of the related mortgage fund, whichever is shorter) of RMI VIII and RMI IX used for amortization of the brokerage rights, mortgage loans were 4 and 16 years, respectively. The remaining expected economic life was extended beginning as of December 31, 2021. Specifically, the remaining expected economic life for RMI IX was extended due to the approval to extend the term of RMI IX to December 31, 2038. The brokerage rights, mortgage loans associated with RMI VIII are amortized on an accelerated method over the period loan brokerage commissions are expected to be earned by RMC. The brokerage rights, mortgage loans associated with RMI IX are amortized using the straight-line method to reflect the estimated periods during which loan brokerage commissions will be earned.

At least annually or more frequently whenever events or circumstances change, RMC reviews the estimated amounts of future loan originations and the balances of loans being and to be serviced to determine whether there are indicators of impairment to the carrying value of the brokerage-related rights. If there are indicators, the

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2021

assessment of impairment is based on the estimated undiscounted future cash flows expected to be generated compared to the carrying value of the brokerage-related rights. If the undiscounted future cash flows are less than the carrying value, a write-down will be recorded, measured by the amount of the difference between the carrying value and the fair value of the brokerage-related rights.

Office facilities, lease asset and lease liabilities

RMC recognizes a right-of-use (ROU) asset and liability related to the company’s office space lease, which is classified as an operating lease under the lease accounting guidelines Accounting Standards Codification (ASC) Topic 842, Leases. The ROU asset represents RMC’s right to occupy the leased property for the term of the lease (October 2017-November 2023). The ROU asset was calculated using the present value of the initial lease liability and is amortized over the term of the lease. As RMC is a nonpublic business entity, RMC has made the accounting policy election to use the risk-free rate for the measurement of its ROU asset and lease liability. The discount rate used to calculate the value of the ROU asset and lease liability is 2% based on the treasury rate at lease inception. The company reviews the lease asset for impairment whenever events or changes in circumstances indicate that the carrying value of the lease asset may not be recoverable. The company has elected the practical expedient not to separate its lease and non-lease components and has also elected the practical expedient related to short-term leases.

Office equipment, net

Fixed assets are stated at cost. Depreciation and amortization are computed on a straight-line basis over estimated useful lives ranging from three to seven years.

Income taxes

RMC accounts for income taxes using an asset and liability approach. Income taxes are provided for those taxes currently payable and those deferred. A provision (benefit) for income taxes is provided for deferred taxes resulting from differences in the timing of reporting revenue and expense items for financial versus tax purposes. A valuation allowance is recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.

Unrecognized tax benefits require a more-likely-than not threshold for financial statement recognition and measurement of tax positions taken or expected to be taken on a tax return. RMC records a liability for the difference between the benefit recognized and measured and the tax position taken or expected to be taken on the tax return. To the extent that the assessment of such tax position changes, the change in estimate is recorded in the period in which the determination is made. RMC evaluated its current tax positions as of December 31, 2021, and has concluded that it does not have any significant uncertain tax positions for which a reserve would be necessary. Interest and penalties related to unrecognized tax benefits are recognized as a component of the provision for income taxes.

Loans (formation), related mortgage funds, net

RMC financed payments of the commissions to broker-dealers during the offering period with advances from the particular related mortgage fund. Collectively these advances are the formation loans. The formation loans are non-interest bearing and are repaid as provided for by the entities’ partnership and operating agreements, principally from the loan brokerage commissions earned by RMC. Accordingly, the repayment terms of the formation loans may be modified as proposed by the general partners or managing members, as circumstances may warrant. Interest has been imputed on the formation loans at the market rate of interest in effect in the years of the offerings.

If the general partners/managing members are removed and RMC is no longer receiving payments for services rendered, the related formation loan is forgiven, and would be an offset to any impairment otherwise resulting to the carrying value of the brokerage rights, mortgage loans.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2021

RMC funded or advanced certain O & O expenses on behalf of RMI IX and RMI X, as was done for other related mortgage funds. RMI IX was obligated to reimburse RMC for O & O expenses up to an amount equal to 4.5% of gross offering proceeds from sales of member units. RMI IX allocates O&O expenses to specific members over a period of 40 quarters. RMC is obligated to repay RMI IX for unallocated O&O expenses attributed to units redeemed prior to the 40 quarterly allocations.

RMI X is obligated to reimburse RMC for O & O expenses up to an amount equal to 2.0% of gross offering proceeds from sales of member units. The RMI X offering period is ongoing until December 31, 2022, unless extended. The unreimbursed advances to RMI X on the balance sheet are the O&O expenses reimbursable at 2% of gross proceeds from unit sales of membership interests of RMI X. As of December 31, 2021, unreimbursed advances to RMI X is $28,000 based on the anticipated membership interests sale in first quarter of 2022.

NOTE 3 – RELATED MORTGAGE FUNDS

The Operating Agreements with RMI IX and RMI X and the Partnership Agreement with RMI VIII provides for compensation to the manager and for the reimbursement of qualifying costs as detailed below.

Mortgage servicing fees

RMC earns mortgage servicing fees of up to one and one-half percent (1.5%) annually from RMI VIII and earns up to one-quarter of one percent (0.25%) annually from RMI IX of the unpaid principal of the loan portfolio or (for RMI IX) such lesser amount as is reasonable and customarily charged in the industry where the property securing the mortgage is located. RMC is entitled to receive these fees regardless of whether specific mortgage payments are collected. The mortgage servicing fees are paid to RMC monthly unless the loan has been assigned a specific loss reserve, at which point remittance is deferred until the specific loss reserve is no longer required, or the underlying property has been foreclosed.

Asset management fees

RMC, as a general partner, earns monthly asset management fees up to 1/32 of 1% (3/8 of 1% annually) of the “net asset value” of RMI VIII and, as the managing member, earns a monthly asset management fee from RMI IX in an amount up to three-quarters of one percent (0.75%) annually of the portion of capital originally committed to investment in mortgages, not including leverage, and including up to two percent (2%) of working capital reserves.

Loan administrative fees

RMC is entitled to receive a loan administrative fee in an amount up to one percent (1%) of the principal amount of each new loan originated or acquired by RMC on RMI IX’s behalf for services rendered in connection with the selection and underwriting of potential loans. Such fees are payable by RMI IX to RMC upon the closing or acquisition of each loan.

Receivable, related mortgage funds

The receivable from related mortgage funds as of December 31, 2021, consisted of $243,530 due from RMI VIII, RMI IX and RMI X.

Payable, related mortgage funds

The payable from related mortgage funds as of December 31, 2021, consisted of $116,282 due to RMI VIII and RMI IX.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2021

Starting in the quarter-ended March 31, 2016, RMI IX allocates to members’ accounts the applicable Organization and Offerings expense (O & O Expense) of 4.5% over a ten-year period at an annual rate of 0.45% on non-DRIP units. RMC is obligated to repay RMI IX for any unallocated O&O expenses attributed to units redeemed. There are no accrued repayments to RMI IX as of December 31, 2021.

NOTE 4 – MORTGAGE SERVICING RIGHTS (MSR)

RMC estimates the fair value of mortgage servicing rights by using a discounted cash flow model to calculate the present value of estimated future net servicing income. The expected future cash flows of the loans were projected using contractual terms with appropriate adjustments for estimated prepayments and loan extensions based on historical performance. The significant unobservable inputs used in the fair value measurements as of December 31, 2021, include a credit default rate of 0%, a discount rate of 9% and the expected prepayment speed based on each individual loan. Servicing fees are based on contractual rates and servicing costs are based on market rates for similar loans.

NOTE 5 - BROKERAGE RIGHTS, MORTGAGE LOANS, NET

Future estimated amortization expense on brokerage rights, mortgages as of December 31, 2021, is presented in the following table.

Year	RMI VIII	RMI IX	Total
2022	$149,003	$256,000	$405,003
2023	124,000	256,000	380,000
2024	92,000	256,000	348,000
2025	31,000	256,000	287,000
2026	—	256,000	256,000
Thereafter	—	2,822,466	2,822,466
Total	$396,003	$4,102,466	$4,498,469

NOTE 6 – OFFICE EQUIPMENT, NET, OFFICE FACILITIES, OPERATING LEASE RIGHT-OF-USE ASSET AND OPERATING LEASE LIABILITY

Beginning October 2017, RMC leased its office for 74 months and recorded a noncash operating lease right-of-use (ROU) asset and operating lease liability of $1,901,817 at the inception of the lease. At December 31, 2021 and 2020, the ROU asset included on the balance sheet was $622,955, with a corresponding operating lease liability of $679,114.

The annual lease payment was approximately $312,000 in the first year and increases approximately 3% in each subsequent year. As of December 31, 2021, there are 1 year and 11 months remaining on the lease term. Future payments of the operating lease liability for office space as of December 31, 2021, are presented in the following table.

Year	Operating Lease Liability
2022	$353,117
2023	332,609
Total lease payments	685,726
Less imputed interest	(6,612)
Office facilities, operating lease liability	$679,114

Cash amounts paid included in the measurement of operating lease liabilities during 2021 were $342,963.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2021

Office equipment, net are summarized in the following table at December 31.

2021
Computer equipment	$98,354
Computer software	—
Office equipment	2,835
Leasehold improvements	40,712
Total office equipment	141,901
Accumulated depreciation and amortization	(78,321)
Office equipment, net	$63,580

RMC contracted with an independent service bureau for computer processing services for the related mortgage funds related to the recordkeeping and reporting for the accounts of individual investors at approximately $20,000 per month. The contract had a five-year term which has expired, and the service and payments are continuing month to month and is being renegotiated.

NOTE 7 – REAL ESTATE INVESTMENT AND MORTGAGE NOTE

RMC owns a single-family residence located in San Mateo County. Cost of the real estate investment was $1,169,806 at December 31, 2021, and accumulated depreciation was $227,672. Prior to October 2021, the property was rented on a short term basis.

Mortgage note principal was $1,550,000 at December 31, 2021, and matures in July 2024 with monthly interest-only payments. The note was modified in December 2021, to extend the maturity to July 1, 2024, (from July 1, 2022) with increased interest rates. The interest rate increases to 6.90% (from 6.75%) in July 2022 and increases to 7.50% (from 6.90%) on the anniversary date of July 2023. The mortgage interest paid in 2021 was $104,625.

NOTE 8 – LOANS (FORMATION), RELATED MORTGAGE FUNDS, NET

The formation loans are non-interest bearing, and interest is imputed at the market rate of interest in effect during the offerings. The effective interest rates ranged from 3.25% to 7.75%. The primary source of repayment of the formation loans are the loan brokerage commissions earned by RMC. The formation loan is forgiven if RMC is removed as the manager and is no longer receiving payments for services rendered.

For RMI IX, RMC is repaying the formation loan such that the formation loan is paid in full on December 31, 2037, and prior to the end of the term of the company in 2038. For RMI VIII, RMC is repaying the formation loan such that the formation loan will be paid in full by 2026.

Scheduled payments on the formation loans are as presented in the following table at December 31, 2021.

Year	RMI VIII	RMI IX	Total
2022	$666,073	$278,219	$944,292
2023	675,000	208,000	883,000
2024	675,000	208,000	883,000
2025	675,000	208,000	883,000
2026	675,000	208,000	883,000
Thereafter	—	2,278,000	2,278,000
Total borrowings	3,366,073	3,388,219	6,754,292
Less imputed interest	(507,000)	(341,000)	(848,000)
Total loans (formation), related mortgage funds, net	$2,859,073	$3,047,219	$5,906,292

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2021

NOTE 9 – INCOME TAXES

Significant components of the net deferred tax liability at December 31 are summarized in the following table.

2021
Fixed assets	$(20,696)
Brokerage rights, mortgage loans, net	(1,258,833)
Net operating loss carry forwards	1,133,426
Other	50,692
Net deferred tax liability	$(95,411)

ASC 740, Income Taxes, provides for the recognition of deferred tax assets if realization of such assets is more likely than not. In assessing the need for a valuation allowance in 2021 the company considered all available evidence both positive and negative, including historical levels of income, legislative developments, expectations and risks associated with estimates of future taxable income, and prudent and feasible tax planning strategies.

As a result of this analysis for the year ended December 31, 2021, the company has determined that it is more likely than not that it will realize the benefits of its deferred tax assets in the U.S. due to significant deferred tax liabilities expected to reverse and therefore has not recorded a valuation allowance to reduce the carrying value of these deferred tax assets to zero.

At December 31, 2021, RMC has available net operating loss (“NOL”) carryforwards of $4,357,516 and $3,126,580 to offset future federal and California taxable income, respectively. The federal NOL will begin to expire in 2032, and the state NOL carryforwards will begin to expire in 2035.

Utilization of net operating loss carryforwards may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended and similar state provisions. The annual limitation may result in the expiration of net operating losses and carryforwards before utilization.

NOTE 10 – RELATED PARTIES

RMC had notes receivable from two related parties as of December 31, 2021.

The notes from the company's president have principal of $125,000 and $235,000 as of December 31, 2021, and maturity dates of August 2025 and 2028, respectively. Both notes provide for quarterly interest-only payments at an annual interest rate of 1.87%.

In January 2019, the note receivable with principal of $66,795 due from a company director, employee and brother of the president was amended and restated. At December 31, 2021, the principal was $51,972. The note has an annual interest rate of 2.63%, and a maturity date of December 31, 2024. The restated note provides for annual interest payments beginning in December 2019 and annual principal payments of $22,265 beginning December 2022.

REDWOOD MORTGAGE CORP.

NOTES TO THE BALANCE SHEET

December 31, 2021

Principal payments due on notes receivable from related parties at December 31, 2021 are presented in table below.

Year	Principal Payment
2022	$7,442
2023	22,265
2024	22,265
2025	125,000
Thereafter	235,000
Total principal due	411,972
Accrued interest due	1,367
Total balance due	$413,339

Profit sharing plan

RMC has a defined contribution profit-sharing plan available to all employees upon meeting eligibility requirements. RMC may make discretionary contributions to the plan on an annual basis. Contributions of approximately $77,000 was accrued for at December 31, 2021, and will be paid in 2022.

Incentive plan

RMC has an annual incentive plan for its president based on loan brokerage commissions and extension fees and shall not be less than fifty percent (50%) of the president’s annual salary. The 50% minimum notwithstanding, the payment to be paid shall not exceed RMC’s federal taxable income, after consideration of allowable net operating loss carry forwards for any given year. There was no amount payable under the incentive plan for 2021.

NOTE 11 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through October 25, 2022, the date the balance sheet was available to be issued, and determined that there are no events that have occurred that require adjustments to the disclosures in the balance sheet.